EXHIBIT 23.3
                          CONSENT OF FINANCIAL ADVISOR


       We consent to the references to our firm under the caption "Opinion of First National's Financial Advisor" in the Amendment No. 1 to Registration Statement on Form S-4 being filed with the Securities and Exchange Commission by Carolina First Corporation in connection with the proposed merger of First National Bank of Pickens County with and into Carolina First Corporation, pursuant to an Agreement and Plan of Merger dated June 22, 1998.

                                          ORR MANAGEMENT COMPANY

                                          /s/ Laney Orr
                                          -----------------------------
                                          By: Laney Orr

August 6, 1998